Exhibit 99.B(d)(70)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Smith Breeden Associates, Inc.

As of September 29, 2005, as amended December 8, 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Diversified Alpha Fund

International Equity Fund

World Equity Ex-US Fund

SEI Investments Management Corporation	Smith Breeden Associates, Inc.

By:	By:
/s/Sophia A. Rosala	/s/Marianthe S. Mewkill

Name:	Name:
Sophia A. Rosala	Marianthe S. Mewkill

Title:	Title:
Vice President & Assistant Secretary	Executive Vice President & CCO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Smith Breeden Associates, Inc.

As of September 29, 2005, as amended December 8, 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Disciplined Equity Fund
Large Cap Diversified Alpha Fund
International Equity Fund
World Equity Ex-US Fund

Agreed and Accepted:

SEI Investments Management Corporation	Smith Breeden Associates, Inc.

By:	By:
/s/Sophia A. Rosala	/s/Marianthe S. Mewkill

Name:	Name:
Sophia A. Rosala	Marianthe S. Mewkill

Title:	Title:
Vice President & Assistant Secretary	Executive Vice President & CCO